Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350 as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Bridgewater Bancshares, Inc. on Form 10-Q for the quarter ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jerry Baack, Chairman, Chief Executive Officer and President of Bridgewater Bancshares, Inc., certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bridgewater Bancshares, Inc.

Date: November 8, 2018	By:	/s/ Jerry Baack
	Name:	Jerry Baack
	Title:	Chairman, Chief Executive Officer and President